Exhibit 10.2

              FIRST AGREEMENT AND AMENDMENT TO CONSULTING AGREEMENT


      THIS FIRST AGREEMENT AND AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is entered into as of the 29th day of January, 2004, by and between NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and THORNHILL CAPITAL LLC. ("Consultant").

                                    Recitals

      WHEREAS, the Company and Consultant entered into a consulting agreement dated December 5, 2001 (the "Consulting Agreement").

      WHEREAS, the Company and Consultant continue to operate under the terms of the Consulting Agreement.

      WHEREAS, the Company and Consultant wish to amend certain terms of the Consulting Agreement through execution of this Amendment.



      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties mutually covenant and agree as follows:

      1. Section 1.1 is hereby amended to provide that the Initial Term, as defined in the Consulting Agreement, shall now be defined as two (2) years from the effective date of this Amendment.

      2. Section 1.2 is hereby amended to provide that monthly compensation paid by the Company to Consultant shall be $15,000.00.

      3. Section 1.5 is hereby amended to provide that the Company shall not reimburse Consultant for any expenses.


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


NEOMEDIA TECHNOLOGIES, INC.                 THORNHILL CAPITAL LLC


By:/s/ Charles T. Jensen                             By: /s/ Martha Refkin